UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2026

Pioneer Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-38991	83-4274253
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

652 Albany Shaker Road, Albany, New York		12211
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (518) 730-3025

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	PBFS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Pioneer Bancorp, Inc. (the “Company”) was held on May 19, 2026. The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 7, 2026. Proposals 1, 2 and 3 were approved by the Company’s stockholders.

The final results of the stockholder vote were as follows:

1. Election of directors for a three-year term.

	For	Withheld	Broker Non-Votes
Stacy Hengsterman	20,648,868	820,790	1,095,583
Dr. James K. Reed	19,989,694	1,479,964	1,095,583
Edward Reinfurt	20,134,659	1,334,999	1,095,583

2.	The ratification of the appointment of Bonadio & Co., LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

For	Against	Abstain	Broker Non-Votes
22,509,721	27,327	28,193	—

3.	The approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
21,138,783	273,291	57,584	1,095,583

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PIONEER BANCORP, INC.

DATE: May 20, 2026	By:	/s/ Patrick J. Hughes
Patrick J. Hughes
Executive Vice President and Chief Financial Officer